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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of Launch Media, Inc. on Form SB-2 of the form of our report to be dated February 5, 1999 and which will be issued upon completion of the one for five reverse stock split, on our audits of the financial statements of Launch Media, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the references to our firm under the captions "Summary Financial Information," "Selected Financial Data" and "Experts".

                           /s/ PricewaterhouseCoopers LLP

Woodland, California
February 12, 1999